UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of Earliest Event Reported): June 16, 2005


                              TARRANT APPAREL GROUP
               (Exact Name of Registrant as Specified in Charter)


         CALIFORNIA                   0-26006                  95-4181026
(State or Other Jurisdiction        (Commission             (I.R.S. Employer
      of Incorporation)             File Number)            Identification No.)


               3151 EAST WASHINGTON BOULEVARD
                   LOS ANGELES, CALIFORNIA                        90023
           (Address of Principal Executive Offices)             (Zip Code)


                                 (323) 780-8250
              (Registrant's Telephone Number, Including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01         OTHER EVENTS

         Effective June 16, 2005, Tarrant Apparel Group (the "Company"), the Company's subsidiary Private Brands, Inc. and Qorus.com, Inc. ("Qorus") mutually agreed to terminate the Letter of Intent previously entered into by the parties on April 25, 2005. Under the previously announced Letter of Intent, Qorus was to acquire Private Brands from the Company in exchange for Qorus' convertible preferred stock in such amount so that, immediately after giving effect to the acquisition, the Company would have owned in the aggregate 97% of Qorus' issued and outstanding shares of common stock on a fully diluted and as-converted basis. The completion of the acquisition had been subject to the negotiation and execution of a definitive acquisition agreement, the delivery of U.S. GAAP financial statements by Private Brands, and the completion of certain financing by Private Brands.

         Reference is hereby made to the Current Report on Form 8-K filed by the Company on April 26, 2005 announcing the execution of the Letter of Intent, which is hereby incorporated by reference.


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


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   TARRANT APPAREL GROUP

Date:  June 20, 2005               By:           /S/ CORAZON REYES
                                        ----------------------------------------
                                        Corazon Reyes, Chief Financial Officer


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